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                                                                   EXHIBIT 99.03

                         MARTIN MARIETTA MATERIALS, INC.

                                OFFER TO EXCHANGE
                ALL OUTSTANDING 5.875% NOTES DUE DECEMBER 1, 2008
              ($200,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)

                                       FOR

                        5.875% NOTES DUE DECEMBER 1, 2008
                   REGISTERED UNDER THE SECURITIES ACT OF 1933

To Our Clients:

         Enclosed for your consideration is a Prospectus dated           , 1999
(as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Martin Marietta Materials, Inc. (the "Company") to exchange up to $200,000,000 in aggregate principal amount of its 5.875% Notes due 2008 (the "New Notes") for $200,000,000 in aggregate principal amount of its 5.875% Notes due 2008, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Old Notes").

         The material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. A tender of any Old Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Notes in the Exchange Offer.

         Accordingly, we request instructions as to whether you wish us to tender any or all Old Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Notes.

         YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER OLD NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 5:00 p.m.,
Eastern Standard Time, on          ,         , 1999, unless extended (the
"Expiration Date"). Old Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

         If you wish to have us tender any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.



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                                  INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Martin Marietta Materials, Inc.

         THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

Box 1  [  ]       Please tender my Old Notes held by you for my account or
                  benefit. I have identified on a signed schedule attached hereto the principal amount of Old Notes to be tendered if I wish to tender less than all of my Old Notes.

Box 2  [  ]       Please do not tender any Old Notes held by you for my account or benefit.

Date:                , 1999

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                                                 Signature(s)

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                                           Please print name(s) here

Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Old Notes.